     As filed with the Securities and Exchange Commission on October 21, 1996
                                                     Registration No. 333-02181

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                            ON FORM S-8 TO FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933*

                            USA WASTE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                              73-1309529
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification No.)


            5400 LBJ FREEWAY
          SUITE 300-TOWER ONE
             DALLAS, TEXAS                              75240
(Address of Principal Executive Offices)              (Zip Code)


       WESTERN WASTE INDUSTRIES AMENDED AND RESTATED 1983 STOCK OPTION PLAN; WESTERN WASTE INDUSTRIES 1983 NON-QUALIFIED STOCK OPTION
             PLAN; AND WESTERN WASTE INDUSTRIES 1992 OPTION PLAN

                           (Full title of the plans)

                              GREGORY T. SANGALIS
                                5400 LBJ FREEWAY
                              SUITE 300-TOWER ONE
                                 DALLAS, TEXAS
                    (Name and address of agent for service)

                                 (972) 383-7900
                    (Telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                          PROPOSED
                                                                           MAXIMUM
                                                                          OFFERING     PROPOSED MAXIMUM
                                                       AMOUNT TO BE        PRICE      AGGREGATE OFFERING       AMOUNT OF
       TITLE OF SECURITIES TO BE REGISTERED             REGISTERED        PER SHARE          PRICE          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
   $.01 par value per share . . . . . . . . .         4,551,668 (1)          (2)              (2)                  (2)
============================================================================================================================

(1)  Consisting of, on an as converted basis, 4,551,668 shares of Common Stock

     (as defined in part II) of the Registrant reserved for issuance under the Western Waste Industries Amended and Restated 1983 Stock Option Plan, the Western Waste Industries 1983 Non-Qualified Stock Option Plan, and the Western Waste Industries 1992 Option Plan. At the effective time of the Merger (as defined in part II), the Western Plans (as defined in part II) were assumed by the Registrant and each share of common stock of Western Waste Industries issuable under the Western Plans was converted into such number of shares of common stock of the Registrant as specified in the Merger Agreement (as defined in part II).

(2) Not applicable. All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of the Registrant's Form S-4 registration statement No. 333-02181 filed April 2, 1996.
* Filed as a Post-effective Amendment on Form S-8 to such Form S-4 registration statement pursuant to the procedure described herein in the section captioned "Introductory Statement".

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

       USA Waste Services, Inc. (the "Company" or the "Registrant") hereby amends its registration statement on Form S-4 (No. 333-02181) (the "Form S-4") by filing this Post-effective Amendment No. 1 thereto on Form S-8 ("Post-effective Amendment No. 1") relating to up to 4,551,668 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") issuable under the Western Waste Industries Amended and Restated 1983 Stock Option Plan, the Western Waste Industries 1983 Non-Qualified Stock Option Plan, and the Western Waste Industries 1992 Option Plan. All such shares of Common Stock were previously included in the Form S-4.

       Pursuant to the Agreement and Plan of Reorganization, dated as of December 18, 1995, as amended (the "Merger Agreement"), by and among the Company, Riviera Acquisition Corporation ("Acquisition"), a wholly owned subsidiary of the Company, and Western Waste Industries ("Western"), on May 7, 1996 Acquisition merged with and into Western, whereupon Western became a wholly owned subsidiary of the Company (the "Merger"). Western's common stock, no par value ("Western Common Stock"), is no longer transferable, and certificates evidencing shares of Western Common Stock represent only the right to receive, without interest, shares of Common Stock in accordance with the provisions of the Merger Agreement. Pursuant to the Merger Agreement, each unexpired and unexercised outstanding option to purchase Western Common Stock (each a "Western Option") was automatically converted into an option to purchase that number of shares of Common Stock equal to the number of shares of Western Common Stock that could have been purchased under the Western Option multiplied by 1.50 (the "Exchange Ratio"), at a price per share of Common Stock equal to the option exercise price determined pursuant to the Western Option divided by the Exchange Ratio.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

       The Company incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

        3. Post-effective Amendment No. 1 on Form S-8 to the Company's registration statement on Form S-4 (File No. 333-08161), filed on September 5, 1996;

        4. The Company's Current Report on Form 8-K filed with the Commission on January 9, 1996: its Current Report on Form 8-K filed May 22, 1996, as amended by its Form 8-K/A (Amendment No. 1) filed on May 29, 1996, its Form 8-K/A (Amendment No. 2) filed on June 28, 1996 and its Form 8-K/A (Amendment No. 3) filed on July 1, 1996: its Form 8-K filed September 18, 1996: and its current report on Form 8-K filed September 25, 1996.

        5. The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the registration statement on Form 8-A, dated July 1, 1993, as amended by Form 8-B dated July 13, 1995.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       The information required by Item 4 is not applicable to this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The information required by Item 5 is not applicable to this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. With respect to actions by or in the right of the corporation, a person may not be indemnified if he has been adjudged to be liable to the corporation, except where, besides meeting the requirements described in the preceding sentence, the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. A corporation shall have the power to purchase insurance on behalf of the persons referred to above against any liability asserted against them and incurred by them in such capacities referred to whether or not the corporation would have the power to indemnify them against such liability.

        Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) unlawful dividend payment or stock purchase or redemption under Section 174 of the DGCL, (iv) any transaction from which the director derived an improper personal benefit, or (v) any act or omission occurring prior to the date when such provision becomes effective.

       The Registrant's Certificate of Incorporation provides that (i) the Registrant shall indemnify, and advance litigation expenses to, its officers, directors, employees and agents to the fullest extent permitted by the DGCL and all other laws of the State of Delaware, (ii) to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director,
(iii) no amendment to or repeal of the provision of the Certificate of Incorporation described in clause (ii) shall apply to or have any effect on the liability or alleged liability of any director of the Registrant for or with respect to any acts or omission of such director occurring prior to the time of such amendment or repeal and (iv) any amendment to the DGCL which further limits or eliminates the liability of directors shall be fully applicable to the Registrant's directors.

       The Registrant has indemnification agreements with its directors.

ITEM 8.  EXHIBITS.

       Exhibit
       Number        Description
       ------        -----------
       4.1           Restated Certificate of Incorporation - incorporated by reference to Exhibit 3.1(b) of the
                     Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996

       4.2           Certificate of Amendment to the Restated Certificate of Incorporation - incorporated by reference to Exhibit 4.2 of the Registrant's Post-effective Amendment No.1 on Form S-8 to the registration statement on Form S-4 (File No. 333-08161), filed September 5, 1996

       4.3           Bylaws -- incorporated by reference to Exhibit 3.2 of the Registrant's registration statement on
                     Form S-4, File No. 33-60103

       5.1*          Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

       23.1          Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement)

       23.2*         Consent of Coopers & Lybrand L.L.P.

       23.3*         Consent of Deloitte & Touche LLP

       23.4*         Consent of Ernst & Young LLP

       23.5*         Consent of Arthur Andersen LLP

       24.1          Power of Attorney (set forth on the signature page contained in Part II of this registration statement)

       99.1*         Western Waste Industries Amended and Restated 1983 Stock Option Plan

       99.2*         Western Waste Industries 1983 Non-Qualified Stock Option Plan

       99.3*         Western Waste Industries 1992 Option Plan

______________
*      Filed with this registration statement.

       ITEM 9.  UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:


              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
       Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer orcontrolling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 21st day of October, 1996.

                                        USA Waste Services, Inc.


                                        By    /s/ John E. Drury
                                          --------------------------------
                                              John E. Drury
                                              Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of USA Waste Services, Inc. (the "Company") hereby constitutes and appoints John E. Drury, Earl E. DeFrates and Gregory T. Sangalis, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on October 21, 1996.

Signature                                              Title
---------                                              -----
            /s/ John E. Drury                         Chairman of the Board and Chief
----------------------------------------------           Executive Officer (Principal
                John E. Drury                            executive officer)


          /s/ Earl E. DeFrates                        Executive Vice President and Chief
----------------------------------------------           Financial Officer (Principal
              Earl E. DeFrates                           financial officer)


           /s/ Bruce E. Snyder                        Vice President and Controller
----------------------------------------------           (Principal accounting officer)
               Bruce E. Snyder

      /s/ Donald F. Moorehead, Jr.                    Vice Chairman
----------------------------------------------
           Donald F. Moorehead, Jr.

       /s/ David Sutherland-Yoest                     Director
----------------------------------------------
           David Sutherland-Yoest

                                                      Director
----------------------------------------------
               Larry J. Martin

                                                      President and Director
----------------------------------------------
               Rodney R. Proto

         /s/ Richard J. Heckmann                      Director
----------------------------------------------
             Richard J. Heckmann

          /s/ William E. Moffett                      Director
----------------------------------------------
              William E. Moffett

         /s/ John G. Rangos, Sr.                      Director
----------------------------------------------
             John G. Rangos, Sr.

         /s/ Alexander W. Rangos                      Vice Chairman and Director
----------------------------------------------
             Alexander W. Rangos

                                                      Director
----------------------------------------------
               Kosti Shirvanian

           /s/ Savey Tufenkian                        Director
----------------------------------------------
               Savey Tufenkian

                                                      Director
----------------------------------------------
                 Ralph F. Cox

                              INDEX TO EXHIBITS

       Exhibit
       Number        Description
       ------        -----------

       5.1*          Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

       23.2*         Consent of Coopers & Lybrand L.L.P.

       23.3*         Consent of Deloitte & Touche LLP

       23.4*         Consent of Ernst & Young LLP

       23.5*         Consent of Arthur Andersen LLP

       99.1*         Western Waste Industries Amended and Restated 1983 Stock Option Plan

       99.2*         Western Waste Industries 1983 Non-Qualified Stock Option Plan

       99.3*         Western Waste Industries 1992 Option Plan

______________
*      Filed with this registration statement.